Exhibit 99.1

IMPORTANT NOTICE TO ALL USAT SHAREHOLDERS

ANNUAL MEETING OF SHAREHOLDERS RESCHEDULED TO JUNE 15, 2010

December 11, 2009

Dear Fellow Shareholders:

I want to take this opportunity to notify you that the USA Technologies Annual Meeting of Shareholders has been rescheduled to June 15, 2010. You will receive proxy materials for the rescheduled meeting in the spring.

In the meantime, we remain focused on executing on our strategic plan to create value for all USAT shareholders. We will continue to build upon our industry leading technology and our diversified customer base, which includes the leading consumer brands that control a majority of the $57 billion all-cash vending industry. We expect 2010 to be a year of growth as we continue to implement strategic initiatives to increase revenues and reduce costs, with a goal of generating positive net income for the second fiscal quarter ending December 31, 2010.

On behalf of USAT’s Board of Directors, I thank you for your patience and your continued support.

Sincerely,

/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chief Executive Officer

Forward-looking Statements

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this document, including without limitation the financial position, business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements. When used in this document, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including but not limited to, the ability of the Company to retain key customers from whom a significant portion of its revenues is derived; the ability of the Company to compete with its competitors to obtain market share; the ability of the Company to estimate, anticipate, or control its cash and non-cash expenses, costs, or charges; the ability of the Company to obtain widespread and continued commercial acceptance of it products or services; or the outcome of the election of the Company’s directors. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this document speaks only as of the date of this letter. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Important Additional Information *

USA Technologies, Inc. (“USAT” or the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on October 27, 2009 in connection with the Annual Meeting of Shareholders originally scheduled to be held on December 15, 2009, and mailed the definitive proxy statement and a WHITE proxy card to shareholders, as well as a supplement to the proxy statement and additional soliciting materials. USAT and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with such meeting. The Company’s shareholders are strongly advised to read USAT’s proxy statement as it contains important information. Shareholders may obtain an additional copy of USAT’s definitive proxy statement and any other documents filed by the Company with the SEC for free at the SEC’s website at http://www.sec.gov. Copies of the definitive proxy statement are available for free at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14591. In addition, copies of the Company’s proxy materials may be requested at no charge by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or via email at USAT@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of USAT’s shareholders is available in USAT’s definitive proxy statement filed with SEC on October 27, 2009 and in USAT’s supplement to proxy statement filed with SEC on December 2, 2009.

* As stated in the text of this letter, the Annual Meeting of Shareholders has been postponed and new proxy solicitation materials will be sent to you in the spring.